Sales Report:Supplement No. 27 dated Aug 27, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 419422
This series of Notes was issued and sold upon the funding of the borrower loan #38303, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-19-2009

Starting lender yield:	21.15%	Starting borrower rate/APR:	22.15% / 24.42%	Starting monthly payment:	$191.34
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$180.76

Auction yield range:	8.23% - 21.15%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-2004	Debt/Income ratio:	14%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$2,884	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	FDIC7164	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	680-700 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	640-660 (Jul-2008) 640-660 (Jun-2008)
Principal balance:	$3,673.51	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Risk-Free Financing
Purpose of loan:
This loan will be used to pay off a high-rate credit card balance.?

My financial situation:
I am a good candidate for this loan because there is no risk involved.? After living on my own for three years in Washington DC, I have moved in with my mother back in Philadelphia. Obviously, someone in his mid-20s would not want to move back home, but I'm doing so to further eliminate my cost of living expenses because I am 100% committed to getting out from under my debt as soon as possible.? My annual salary is over $75k a year, and once I move home where I can live rent-free and expense-free, I can direct nearly 100% of my income towards paying off this debt as soon as possible.?

Update:? After getting my first loan funded a year ago, I have moved back home and made a significant reduction in my debt (hence the 20 point improvement in credit score).? I have one active listing that has never been late, since I use the autopayment feature, which I will use with this loan.? With this final listing, I can fully pay off my high-rate cards and focus fully on repaying Prosper.? Again, the debt WILL be paid off.? Will YOU get the interest, or will the credit card companies?? I regularly check my credit score, and it is currently 707.? No idea why my rating on here is so low.

Monthly net income: $ 3665.14 (I am paid $1832.57 bi-weekly, so 2 months a year I make $5,497.71)

Monthly expenses: $ 730.00 maximum
??Housing: $ 0 (no rent)
??Insurance: $ 0 (all insurance expenses are deducted from my paycheck)
??Car expenses: $ 0 (i don't own a car)
??Utilities: $ 0 (again, living at home)
??Phone, cable, internet: $ 0 (not charged anything)
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 350
??Other expenses: $ 100 (incidentals)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, what is your occupation? Also, is that your little girl in the picture (do you have a family)? - SweetHomeChicago
A: I work for a consulting company, primarily specializing in litigation and internal investigations consulting. We get hired when things aren't going well for companies, so we've been incredibly busy. The little girl in the picture is my niece, which was taken at Christmas last year. She is, as I'm sure you guessed, wearing a miniature chef's outfit and angel wings. I've never been married and have no children of my own. (Aug-18-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Penny	$50.00	$50.00	8/5/2009 3:07:02 PM
fizwahh	$30.00	$30.00	8/5/2009 3:08:21 PM
888168	$25.00	$25.00	8/5/2009 3:07:37 PM
crazycool	$35.00	$35.00	8/5/2009 3:08:48 PM
mathprof	$25.00	$25.00	8/5/2009 3:09:04 PM
02bob	$25.00	$25.00	8/5/2009 3:08:33 PM
Logan7	$25.00	$25.00	8/5/2009 3:08:58 PM
money73	$25.00	$25.00	8/5/2009 3:09:48 PM
Credit2Prosper	$25.00	$25.00	8/5/2009 4:50:51 PM
Brown98	$25.00	$25.00	8/6/2009 9:25:09 AM
Cthulu	$25.00	$25.00	8/6/2009 8:51:48 PM
Dollars4Rent	$25.00	$25.00	8/6/2009 7:54:29 PM
coldfuzion	$37.70	$37.70	8/7/2009 10:06:55 AM
Jwalker11	$40.00	$40.00	8/7/2009 11:58:29 AM
Zagit	$25.00	$25.00	8/7/2009 5:28:04 PM
koa	$100.00	$100.00	8/7/2009 8:37:58 PM
mja	$25.00	$25.00	8/10/2009 9:12:47 AM
dudebrah	$25.00	$25.00	8/10/2009 1:20:07 PM
Wittlich	$50.00	$50.00	8/11/2009 4:44:13 AM
money-expert	$50.00	$50.00	8/10/2009 7:45:58 PM
macotra4	$35.00	$35.00	8/11/2009 7:55:24 AM
DackoDenk	$25.00	$25.00	8/11/2009 10:26:46 AM
Earn_money	$25.00	$25.00	8/11/2009 5:32:37 PM
azali	$25.00	$25.00	8/12/2009 12:06:02 AM
nethawk00	$25.00	$25.00	8/12/2009 11:31:10 AM
nestegg4e	$25.00	$25.00	8/12/2009 3:45:23 PM
pythia	$25.00	$25.00	8/12/2009 4:10:05 PM
KFoster	$25.00	$25.00	8/13/2009 4:39:50 AM
sardarji	$25.00	$25.00	8/13/2009 6:35:19 PM
ratzlefrss	$50.00	$50.00	8/14/2009 10:21:24 AM
Iza13	$47.01	$47.01	8/14/2009 11:09:15 AM
druidpoet	$25.00	$25.00	8/14/2009 2:37:29 PM
McChan	$59.35	$59.35	8/15/2009 9:10:02 AM
Snoopylover	$25.00	$25.00	8/15/2009 11:21:27 AM
JMY1	$30.00	$30.00	8/15/2009 5:26:09 PM
orangemutt	$25.00	$25.00	8/15/2009 8:00:02 PM
2brotherslending	$50.00	$50.00	8/15/2009 8:55:36 PM
ColoradoBanker	$29.28	$29.28	8/16/2009 8:20:59 PM
The-Lighthouse-Group	$25.00	$25.00	8/17/2009 10:14:10 AM
gt5149c	$25.00	$25.00	8/17/2009 11:16:41 AM
gpuck	$25.00	$25.00	8/17/2009 5:05:52 PM
Gaelicman	$150.00	$150.00	8/18/2009 10:00:53 AM
shellstar	$25.00	$25.00	8/18/2009 4:04:25 PM
bigb7	$33.60	$33.60	8/18/2009 5:04:36 PM
radiant-value	$25.00	$25.00	8/18/2009 7:28:18 PM
rockhound84	$50.00	$50.00	8/18/2009 6:19:46 PM
kaianja	$50.00	$50.00	8/18/2009 7:31:49 PM
dblakels	$25.00	$25.00	8/18/2009 9:24:41 PM
fireferd	$100.00	$100.00	8/18/2009 10:02:29 PM
Gaelicman	$144.89	$144.89	8/18/2009 10:17:05 PM
tornandfrayed	$25.00	$25.00	8/19/2009 4:41:47 AM
barflyer	$50.00	$50.00	8/19/2009 5:15:38 AM
Agent-S	$25.00	$25.00	8/19/2009 12:42:43 AM
1-HARD-HEAD	$50.00	$50.00	8/19/2009 4:58:06 AM
crdcteng	$25.00	$25.00	8/19/2009 6:30:19 AM
hoffspot	$40.91	$40.91	8/19/2009 9:19:32 AM
ezvest	$58.04	$58.04	8/19/2009 1:29:58 PM
Leshan	$50.00	$50.00	8/19/2009 1:30:49 PM
gt5149c	$39.54	$39.54	8/19/2009 12:07:51 PM
asya	$75.00	$75.00	8/19/2009 1:53:40 PM
druidpoet	$25.00	$25.00	8/19/2009 2:08:21 PM
friendinmoney	$100.00	$100.00	8/19/2009 2:58:36 PM
ORteacher	$50.00	$50.00	8/19/2009 2:54:45 PM
friendinmoney	$100.00	$100.00	8/19/2009 2:58:49 PM
skuba	$25.00	$25.00	8/5/2009 3:05:52 PM
Veloce	$25.00	$25.00	8/5/2009 3:08:42 PM
ualf	$50.00	$50.00	8/5/2009 3:07:48 PM
the-silver-blaster	$40.00	$40.00	8/5/2009 3:09:41 PM
dspmn	$25.00	$25.00	8/5/2009 3:09:12 PM
SNH	$25.00	$3.41	8/5/2009 3:09:54 PM
tlp43	$25.00	$25.00	8/5/2009 3:05:39 PM
decisive-capital	$50.00	$50.00	8/5/2009 3:07:24 PM
Weaverville	$25.00	$25.00	8/5/2009 3:08:06 PM
Syzygy	$25.00	$25.00	8/5/2009 3:12:28 PM
porwestco	$25.00	$25.00	8/6/2009 9:54:47 AM
unger	$250.00	$250.00	8/6/2009 10:48:55 AM
interstellar	$50.00	$50.00	8/6/2009 1:02:58 PM
LarryNY	$25.00	$25.00	8/6/2009 1:53:35 PM
Sol_Invictus	$25.00	$25.00	8/7/2009 3:24:07 PM
unger	$250.00	$250.00	8/9/2009 3:26:11 AM
PrinceValium	$25.00	$25.00	8/9/2009 11:23:30 AM
AustinAmerica	$25.00	$25.00	8/10/2009 12:00:35 PM
namronmi2	$25.00	$25.00	8/11/2009 8:38:08 PM
Maggie3	$25.00	$25.00	8/11/2009 9:45:14 PM
HQLender06851	$25.00	$25.00	8/12/2009 6:09:01 AM
DalCowboys	$50.00	$50.00	8/13/2009 8:00:13 PM
alands94	$25.00	$25.00	8/13/2009 9:02:33 PM
killdare	$25.00	$25.00	8/14/2009 2:43:18 PM
ilend57	$25.00	$25.00	8/14/2009 4:30:21 PM
brutusbone	$50.00	$50.00	8/14/2009 4:17:59 PM
Jim33	$25.00	$25.00	8/15/2009 12:02:09 AM
MONEYMIKE83	$25.00	$25.00	8/16/2009 10:12:17 AM
Jinja	$50.00	$50.00	8/16/2009 10:40:46 AM
3mma	$50.00	$50.00	8/16/2009 9:30:31 AM
sassykatty	$50.00	$50.00	8/17/2009 12:03:55 PM
justin323	$25.00	$25.00	8/17/2009 4:31:38 PM
fireferd	$50.00	$50.00	8/17/2009 5:35:44 PM
spiff666	$25.00	$25.00	8/17/2009 9:47:54 PM
bondhedger	$25.00	$25.00	8/18/2009 8:36:17 AM
ezhik00	$25.00	$25.00	8/18/2009 10:15:11 AM
MrEville	$25.00	$25.00	8/18/2009 2:34:00 PM
Rosencranz	$25.00	$25.00	8/18/2009 4:41:25 PM
maga	$50.00	$50.00	8/18/2009 6:09:31 PM
Kash2010lu	$25.00	$25.00	8/18/2009 5:54:35 PM
best-generosity-financier	$25.00	$25.00	8/18/2009 7:51:15 PM
Dougmo	$28.27	$28.27	8/19/2009 1:47:44 AM
golffish2	$50.00	$50.00	8/19/2009 4:07:48 AM
lookin_up	$50.00	$50.00	8/19/2009 6:00:43 AM
MoneyForNothing	$50.00	$50.00	8/19/2009 7:35:54 AM
BankOfThomas	$25.00	$25.00	8/19/2009 6:57:50 AM
maga	$93.00	$93.00	8/19/2009 7:30:52 AM
mpatrick	$200.00	$200.00	8/19/2009 8:57:54 AM
Rilman	$50.00	$50.00	8/19/2009 10:06:13 AM
Digs	$25.00	$25.00	8/19/2009 11:07:50 AM
HarleyBoy	$25.00	$25.00	8/19/2009 11:41:20 AM
Isotope	$25.00	$25.00	8/19/2009 2:59:20 PM
116 bids
Borrower Payment Dependent Notes Series 419452
This series of Notes was issued and sold upon the funding of the borrower loan #38281, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-19-2009

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$82.16
Final lender yield:	25.34%	Final borrower rate/APR:	26.34% / 28.67%	Final monthly payment:	$80.94

Auction yield range:	11.23% - 26.47%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-2002	Debt/Income ratio:	23%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	15	Length of status:	1y 7m
Amount delinquent:	$630	Revolving credit balance:	$2,338	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	61%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	45cali	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
School books, and supplies

This loan will be used to buy school books, and supplies

My financial situation:
I have already paid off one Prosper loan that I took out to handle school supplies and tuition and this loan is for the same.
Oh, monthly income went up since last time (got a raise) but everything is pretty much the same as last time.

Also, my credit rating looks like it may have gone down, but my paid off loan from Prosper has not posted yet to Experian.
Monthly net income: $ 2900

Monthly expenses: $ 985
??Housing: $300
??Insurance: $75
??Car expenses: $280
??Utilities: $30
? Food, entertainment: $100
??Clothing, household expenses $50
??Credit cards and other loans: $50
??Other expenses: $100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What can you tell me about the two accounts listed as "now delinquent" - FraudMan
A: these are accounts that i have been trying to get cleared up. they are not my accounts. I believe these accounts were delinquent on my last loan as well. (Aug-08-2009)
Q: If you have monthly expenses of about $1,000 but bring in around $3,000 in income, why wouldn't you just pay for school supplies in cash? It's ridiculous to have a loan with that high of an interest rate and for 36 months. Elaborate please. - green-balance-recruiter
A: Just like last time. I plan on paying off the loan early, the amount of interest I will end up paying will not be that much. Also having paid off loans will benefit my credit as well. Hope this helps and thanks for the question. (Aug-11-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

secobarbital	$25.00	$25.00	8/5/2009 3:14:13 PM
econgineer	$50.00	$50.00	8/6/2009 9:58:43 AM
stonehillloans	$25.00	$25.00	8/11/2009 6:44:51 PM
Gaelicman	$125.00	$125.00	8/12/2009 5:05:36 PM
joebob78	$50.00	$50.00	8/13/2009 2:41:18 PM
rob095	$35.10	$35.10	8/16/2009 7:42:56 PM
LibbyZ	$49.69	$49.69	8/17/2009 10:59:19 AM
weezy22	$27.00	$27.00	8/17/2009 5:01:46 PM
twjh	$25.00	$25.00	8/17/2009 7:19:28 PM
PotBellyPete	$25.00	$25.00	8/18/2009 9:50:56 AM
frugalinvestor20	$25.00	$25.00	8/18/2009 12:50:47 PM
Bobusa	$25.00	$25.00	8/18/2009 1:46:39 PM
LarWit1512	$25.00	$25.00	8/18/2009 4:32:33 PM
Moe87	$30.00	$30.00	8/18/2009 7:57:02 PM
best-generosity-financier	$25.00	$14.76	8/18/2009 8:01:27 PM
_SriBank_	$200.00	$200.00	8/18/2009 10:55:17 PM
Engineer44	$25.00	$25.00	8/19/2009 12:43:57 PM
Astyanax	$25.00	$25.00	8/6/2009 7:32:06 PM
Credit2Prosper	$25.00	$25.00	8/7/2009 6:50:12 PM
tuxedojr1	$26.13	$26.13	8/10/2009 8:57:47 AM
pani5ue	$26.00	$26.00	8/10/2009 2:12:29 PM
micrograin	$50.00	$50.00	8/12/2009 6:28:25 AM
Syzygy	$25.00	$25.00	8/13/2009 2:05:25 PM
WeshaTheLeopard	$25.00	$25.00	8/14/2009 5:57:48 PM
joebob78	$50.00	$50.00	8/15/2009 7:20:04 PM
buyrite334	$31.42	$31.42	8/16/2009 9:51:07 AM
Pintu_Desai	$25.00	$25.00	8/17/2009 7:54:47 AM
moola-berserker	$25.00	$25.00	8/17/2009 4:26:14 PM
cemseller	$25.00	$25.00	8/17/2009 4:27:37 PM
hektek22	$300.00	$300.00	8/17/2009 9:13:34 PM
rmpedi33	$25.00	$25.00	8/18/2009 8:20:54 AM
CoolPlexer	$25.00	$25.00	8/18/2009 5:04:26 PM
coyone	$50.00	$50.00	8/18/2009 5:21:36 PM
maga	$25.00	$25.00	8/18/2009 6:13:52 PM
dirtykettleone	$34.90	$34.90	8/18/2009 7:48:15 PM
lib5836	$25.00	$25.00	8/18/2009 9:09:30 PM
california5andime	$25.00	$25.00	8/19/2009 8:39:23 AM
Hokies	$25.00	$25.00	8/19/2009 9:15:34 AM
m60gpmg	$75.00	$75.00	8/19/2009 9:24:23 AM
mobius_titan	$25.00	$25.00	8/19/2009 9:15:59 AM
SV-AZ	$25.00	$25.00	8/19/2009 11:20:00 AM
tzvie	$25.00	$25.00	8/19/2009 10:27:11 AM
head	$25.00	$25.00	8/19/2009 12:51:31 PM
money-expert	$25.00	$25.00	8/19/2009 11:46:07 AM
dudebrah	$25.00	$25.00	8/19/2009 2:43:10 PM
mychessy	$50.00	$50.00	8/19/2009 1:06:37 PM
Leshan	$50.00	$50.00	8/19/2009 1:31:41 PM
47 bids
Borrower Payment Dependent Notes Series 420113
This series of Notes was issued and sold upon the funding of the borrower loan #38297, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	C	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-24-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.02%	Starting monthly payment:	$49.05
Final lender yield:	18.94%	Final borrower rate/APR:	19.94% / 22.83%	Final monthly payment:	$48.27

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	16%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	28	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,282	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	91%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	new-adventurous-wealth	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to pay off some bills.?This month I have a few?unexpected expenses,

My financial situation:
I am a good candidate for this loan because I am current on all of my bills and intend to repay this small loan within one year.?

Monthly net income: $ 3200.00

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 110
??Car expenses: $ 575
??Utilities: $ 200
??Phone, cable, internet: $ 180
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bondhedger	$25.00	$25.00	8/13/2009 7:15:55 AM
IM-SHARKY	$1,300.00	$1,150.00	8/24/2009 3:49:40 PM
IPG1	$25.00	$25.00	8/12/2009 8:37:49 PM
IM-SHARKY	$100.00	$100.00	8/24/2009 3:51:00 PM
4 bids
Borrower Payment Dependent Notes Series 420253
This series of Notes was issued and sold upon the funding of the borrower loan #38319, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-25-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.75%	Starting monthly payment:	$49.38
Final lender yield:	9.93%	Final borrower rate/APR:	10.93% / 13.29%	Final monthly payment:	$49.06

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-2006	Debt/Income ratio:	19%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,417	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	31%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	MJ321	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,300.00	< mo. late:	0 ( 0% )	600-620 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
First apartment I need to furnish
Purpose of loan:
This loan will be used to get all the?things I will need going into a new apartment.?

My financial situation:
I am a good candidate for this loan because it is hard for me to get financed through larger loan companies, and most of the time the minimum loan is $5000 and I need less than half to get on my feet. I am a hard worker and payed off my previous loan on prosper.com almost two years early.

Monthly net income: $ 2000.00

Monthly expenses: $
??Housing: $?400.00
??Insurance: $ 150.00?
??Car expenses: $ 256.00
??Utilities: $ 80.00
??Phone, cable, internet: $ 85.00
??Food, entertainment: $ 20.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 0.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Did you get your degree yet? If not, when do you think you will? - MsTabbyKats
A: No not yet, I have changed my mind in majors so many times! Im having a little bit of trouble with a few classes that I need to re-take to get my AA. But I plan on finsihing up by next year. Afterwards I plan on going to a University to finish my Bachelors degree, all I really know is that I would like to do something in science. I do know a lot of people who change their minds tons of times throughout college, so I'm not the only one. (Aug-12-2009)
Q: You have a revolving balance of about $1400, yet you didn't allocate anything towards cc payments. What is the $1400? - MsTabbyKats
A: I was actually suprised to see my revolving bank account that high, I am currently paying off debts that I have with my family, also I have a loan taken out for bedroom furniture I purchased last year. With my car payment insurance and other bills I never have any money left over, pretty much as soon as the money is deposited, its spent on my debts and bills. I may have misunderstood while filling out my form. (Aug-17-2009)
Q: Are you considering used furnishings through Craigslist and other places? - SqueezeKing
A: I have looked online yes, Im not 100% sold on anything yet, there are a few places around where i live that have discounted furniture, and auctions that i can find things for cheap. As of right now I only have a bedroom set. so I have alot of looking to do. But I will keep checking online to see what my options are. (Aug-24-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	8/12/2009 4:05:47 PM
zento	$25.00	$25.00	8/12/2009 10:35:13 PM
Finspons	$75.00	$75.00	8/12/2009 10:30:38 PM
omahajay	$50.00	$50.00	8/16/2009 9:24:35 PM
PotBellyPete	$25.00	$25.00	8/19/2009 7:18:50 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/19/2009 8:08:38 AM
afford83	$25.00	$25.00	8/23/2009 2:31:30 PM
ManhattanLender	$25.00	$25.00	8/24/2009 10:23:24 AM
whazarook	$25.00	$1.52	8/24/2009 7:33:48 PM
Personal-Bond	$50.00	$50.00	8/24/2009 11:52:31 PM
The-Lighthouse-Group	$25.00	$25.00	8/25/2009 5:47:22 AM
Int_PrinRateTime4000	$40.00	$40.00	8/25/2009 6:13:48 AM
ToweringDan	$75.00	$75.00	8/24/2009 10:37:11 PM
skifamily1992	$25.00	$25.00	8/25/2009 7:31:40 AM
ryan6853	$25.00	$25.00	8/25/2009 9:08:42 AM
order-rider	$100.00	$100.00	8/25/2009 9:21:51 AM
Kerensky	$50.00	$50.00	8/25/2009 7:32:28 AM
Snoopylover	$25.00	$25.00	8/25/2009 7:35:32 AM
kulender	$100.00	$100.00	8/25/2009 8:24:10 AM
bondhedger	$25.00	$25.00	8/25/2009 9:22:25 AM
power-expert	$25.00	$25.00	8/25/2009 11:23:06 AM
quiggles	$50.00	$50.00	8/25/2009 11:08:28 AM
Syzygy	$25.00	$25.00	8/12/2009 4:06:04 PM
Ananya	$25.00	$25.00	8/21/2009 6:22:49 PM
hellasow	$25.00	$25.00	8/22/2009 10:47:17 AM
Onlyhappycustomers	$25.00	$25.00	8/22/2009 8:49:40 PM
Unitas4302	$100.00	$100.00	8/23/2009 12:09:06 PM
SqueezeKing	$25.00	$25.00	8/24/2009 10:05:41 AM
calm-p2ploan	$25.00	$25.00	8/24/2009 10:57:53 AM
JerryB96	$25.00	$25.00	8/24/2009 8:36:12 PM
ToweringDan	$25.00	$25.00	8/24/2009 10:49:52 PM
gothampark	$25.00	$25.00	8/25/2009 1:16:32 AM
flshdaskll	$25.00	$25.00	8/25/2009 4:10:21 AM
nnomura	$50.00	$50.00	8/24/2009 10:02:14 PM
eCapital	$25.00	$25.00	8/24/2009 11:48:36 PM
philwags	$33.48	$33.48	8/24/2009 9:55:13 PM
Squad51	$25.00	$25.00	8/25/2009 8:36:36 AM
Halos2002	$50.00	$50.00	8/25/2009 7:29:57 AM
orgy63	$50.00	$50.00	8/25/2009 10:15:07 AM
eldorado71	$25.00	$25.00	8/25/2009 11:59:51 AM
40 bids
Borrower Payment Dependent Notes Series 420283
This series of Notes was issued and sold upon the funding of the borrower loan #38306, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	B	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-26-2009

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$135.48
Final lender yield:	12.00%	Final borrower rate/APR:	13.00% / 15.14%	Final monthly payment:	$117.93

Auction yield range:	6.23% - 22.00%	Estimated loss impact:	5.20%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1988	Debt/Income ratio:	41%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	14y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,695	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	56%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	believeit	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	21 ( 100% )	720-740 (Latest)
Principal borrowed:	$18,001.00	< mo. late:	0 ( 0% )	640-660 (Jul-2008) 680-700 (Sep-2007) 600-620 (Jul-2007) 540-560 (Jun-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Paying for home improvements
Purpose:? I?need to make home repairs on my townhouse and purchase a laptop for an online business I am starting.? I have just paid a Prosper loan in full a year early and I will be starting an online business which I project will net 500.00 monthly as income.

Monthly net income: $ 3600?
Monthly expenses:??? ? $??? 2580
Left over amount???????????????? 1020?????????????
mortgage:???????????????????????????? 1173
Insurance:???????????????????????????????? 90?????????????????????
Car note:???????????????????????????????? 342?????
Utilities:???????????????????????????????????? 80
Phone, cable, internet:????? 120
Food, entertainment:????????275
Clothing/hh?????????????????????? 80
Credit cards:?????????????????????? 0

monthly??Loans include:?
Bank of America?????????????? 200??
Credit?union???????????????????? 200

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What kind of on-line business are you starting ? - mjerryfirst
A: I am starting a resume preparation and editing service. I plan to edit research papers, correspondence, and speeches. I will also provide English tutoring services. (Aug-14-2009)
Q: Are you aware that this is a personal loan, and you are personally responsible for payment? If the business does not bring in the anticipated income, will you still have the funds to pay the loan back? - MsTabbyKats
A: Yes. I will still be able to pay the loan back. I made my previous Prosper Loan a priority payment which was taken out of my checking account monthly. I plan to do the same with this loan. If the business does not provide extra income, I will work as an evening high school substitute teacher. (Aug-16-2009)
Q: why do you need this loan at this kind of rate if your monthly left over is $1020? - usd1027
A: I have home repairs that need immediate attention and I have developed a respect for the Prosper loan process. Since I need home repairs, I decided that obtaining a short term loan would be best. The money left over each month will be saved for emergencies and to pay the Prosper loan off early. (Aug-22-2009)
Q: Hello, Will you be working on your business fulltime or will you continue working as a teacher? Thank you - CA_Lender
A: I will continue working as a teacher full time. My business will be part-time. (Aug-25-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Jinja	$25.00	$25.00	8/16/2009 9:48:37 AM
longisland47m	$25.00	$25.00	8/24/2009 10:07:20 AM
BankofPaul	$50.00	$50.00	8/24/2009 7:32:17 PM
charb57	$50.00	$50.00	8/25/2009 9:19:17 AM
bbanc123	$28.16	$28.16	8/25/2009 9:23:58 AM
payontime1	$50.00	$50.00	8/25/2009 2:22:35 PM
marwadi-62	$100.00	$100.00	8/25/2009 2:35:22 PM
klemer	$25.00	$25.00	8/25/2009 3:00:25 PM
earlj20	$25.00	$25.00	8/25/2009 8:50:50 PM
FredHead3	$25.00	$25.00	8/25/2009 6:45:43 PM
freedom3	$1,000.00	$1,000.00	8/26/2009 4:58:29 AM
yogi1975	$40.00	$38.41	8/25/2009 7:29:05 PM
fatboy888	$25.00	$25.00	8/26/2009 8:07:35 AM
scloans	$25.00	$25.00	8/26/2009 2:05:52 AM
texrob20	$50.00	$50.00	8/26/2009 8:35:56 AM
Nyarpy	$25.00	$25.00	8/26/2009 10:01:03 AM
medman	$100.00	$100.00	8/26/2009 10:26:28 AM
bass	$25.00	$25.00	8/26/2009 11:05:35 AM
heather26	$25.00	$25.00	8/26/2009 11:06:57 AM
Leshan	$100.00	$100.00	8/26/2009 11:23:05 AM
loanermn	$25.00	$25.00	8/26/2009 11:31:06 AM
MomDad2Four	$57.86	$57.86	8/26/2009 11:49:23 AM
power-expert	$25.00	$25.00	8/26/2009 8:36:02 AM
Eman7729	$50.00	$50.00	8/26/2009 12:08:12 PM
umwol13	$50.00	$50.00	8/26/2009 1:29:16 PM
bbrelo	$59.54	$59.54	8/26/2009 9:56:18 AM
nduli	$25.00	$25.00	8/26/2009 10:24:47 AM
maga	$113.00	$113.00	8/26/2009 10:48:30 AM
yu-rik	$70.00	$70.00	8/26/2009 1:34:27 PM
dpries123	$25.00	$25.00	8/26/2009 1:20:59 PM
Cash4U2also	$50.00	$50.00	8/14/2009 11:02:54 PM
mamayama	$100.00	$100.00	8/18/2009 9:53:20 PM
nevetsnosliw1	$25.00	$25.00	8/21/2009 8:58:06 PM
Personal-Bond	$50.00	$50.00	8/24/2009 1:07:11 AM
Kessler	$25.00	$25.00	8/24/2009 2:57:12 PM
carmat60	$25.00	$25.00	8/25/2009 2:13:53 AM
flshdaskll	$25.00	$25.00	8/25/2009 4:23:43 PM
doctorgrab	$26.76	$26.76	8/25/2009 4:33:26 PM
Rashanir	$25.00	$25.00	8/25/2009 6:49:02 PM
CA_Lender	$25.00	$25.00	8/25/2009 5:12:45 PM
asya	$30.00	$30.00	8/25/2009 11:25:47 PM
LoveLife45	$25.00	$25.00	8/25/2009 5:29:36 PM
relentless-finance	$25.00	$25.00	8/25/2009 6:16:38 PM
medkoder	$26.84	$26.84	8/26/2009 5:07:20 AM
Damostuff	$25.00	$25.00	8/25/2009 10:30:19 PM
fire_torf	$25.00	$25.00	8/26/2009 12:04:11 AM
loanman2007	$100.00	$100.00	8/26/2009 7:07:42 AM
orgy63	$50.00	$50.00	8/26/2009 6:59:30 AM
UC3307	$80.00	$80.00	8/26/2009 11:04:41 AM
rsigroup3	$50.00	$50.00	8/26/2009 7:42:10 AM
Tastas	$44.43	$44.43	8/26/2009 11:23:02 AM
todd4416	$50.00	$50.00	8/26/2009 7:56:21 AM
gothampark	$25.00	$25.00	8/26/2009 12:04:23 PM
rtyp3	$45.00	$45.00	8/26/2009 8:40:11 AM
quiggles	$25.00	$25.00	8/26/2009 12:43:34 PM
yu-rik	$30.00	$30.00	8/26/2009 1:39:29 PM
vikings23	$50.00	$50.00	8/26/2009 11:19:33 AM
best-generosity-financier	$25.00	$25.00	8/26/2009 11:09:15 AM
sasa101	$50.00	$50.00	8/26/2009 1:24:07 PM
truth-candy	$25.00	$25.00	8/26/2009 1:25:16 PM
60 bids
Borrower Payment Dependent Notes Series 420421
This series of Notes was issued and sold upon the funding of the borrower loan #38300, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-25-2009

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$89.91
Final lender yield:	33.50%	Final borrower rate/APR:	34.50% / 36.95%	Final monthly payment:	$89.91

Auction yield range:	11.23% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1991	Debt/Income ratio:	15%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	13	Length of status:	0y 10m
Amount delinquent:	$1,271	Revolving credit balance:	$578	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	46	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	CragVest	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Real Estate Acquisition Funding
Purpose of loan:
This loan will be used to secure undervalued properties in stable markets throughout the United States.

My financial situation:
?I am a good candidate for this loan because I'm trust-worthy, hard-working, committed to excellence, and caring. I've been working in the federal government for most of my professional career and now I'm working towards building my business to support my wife, brother, and sister in-law. Being trusted and awarded?with top-secret clearance from the Department of Justice (DOJ) demonstrates how much I hold myself to a high standard and the federal government was willing to certify that granting me the privilege of top-secret clearance.

As for my financial situation, I demonstrate my ease to make monthly payments through my cash flow shown below. With the addition of my brother and his wife to my home, monthly expenses for me decrease dramatically so I am fully able to make monthly,?consecutive payments.

Monthly net income: $ 3,000

Monthly expenses: $?
????Housing: $ 0??
????Insurance: $ 0??
????Car expenses: $ 400.00???
????Utilities: $ 30.00??
????Phone, cable, internet: $ 0??
????Food, entertainment: $ 500.00??
????Clothing, household expenses $ 100.00??
????Credit cards and other loans: $ 0??
????Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Do you have a specific property in mind or are these funds going to be used when you find an undervalued property? - P2InvestorSolutions
A: First off, nice to meet you. I've isolated a few markets to invest in and a couple of properties are on my short list for offers. Would you like to be added to my investor list? (Aug-16-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Mantis75	$25.00	$25.00	8/13/2009 4:39:54 PM
delivery	$25.00	$25.00	8/13/2009 4:43:19 PM
secobarbital	$25.00	$25.00	8/13/2009 4:39:04 PM
BradP	$80.00	$80.00	8/13/2009 7:03:20 PM
P2InvestorSolutions	$50.00	$16.19	8/15/2009 4:52:59 PM
FeedTheMachine	$150.00	$150.00	8/17/2009 9:26:49 PM
ChrisTJ	$25.00	$25.00	8/18/2009 7:25:36 PM
PotBellyPete	$25.00	$25.00	8/19/2009 7:22:46 AM
SNH	$25.00	$25.00	8/19/2009 9:20:27 AM
pani5ue	$25.00	$25.00	8/20/2009 8:44:08 AM
willingnjc	$25.00	$25.00	8/20/2009 1:14:36 PM
lagnisiruk	$25.00	$25.00	8/21/2009 8:47:35 AM
MicroPod	$25.00	$25.00	8/21/2009 11:44:18 AM
Artist_Blue	$25.00	$25.00	8/23/2009 5:42:34 PM
mrbill5548	$25.00	$25.00	8/23/2009 5:47:22 PM
fortytwo	$25.00	$25.00	8/23/2009 11:29:52 AM
Ven58	$25.00	$25.00	8/23/2009 11:32:25 AM
YoungSuccessLLC	$25.00	$25.00	8/23/2009 7:07:19 PM
Halos2002	$25.00	$25.00	8/24/2009 9:52:26 AM
slcchad	$25.00	$25.00	8/24/2009 10:06:20 AM
MissionMicroFinance	$25.00	$25.00	8/24/2009 9:52:32 AM
kyxysyx	$28.81	$28.81	8/24/2009 10:22:32 AM
zeelender	$25.00	$25.00	8/24/2009 10:22:38 AM
UCLA4life	$25.00	$25.00	8/24/2009 10:07:15 AM
Marfloogan	$25.00	$25.00	8/24/2009 10:07:45 AM
natecam	$25.00	$25.00	8/24/2009 10:05:16 AM
Papa_Mema	$50.00	$50.00	8/24/2009 10:06:14 AM
hc90474	$25.00	$25.00	8/24/2009 10:11:04 AM
redbomb5	$25.00	$25.00	8/24/2009 10:22:16 AM
mtp	$50.00	$50.00	8/24/2009 10:24:24 AM
sk8ndive	$25.00	$25.00	8/24/2009 10:22:36 AM
browneyegravy	$25.00	$25.00	8/24/2009 10:24:26 AM
TCayce	$25.00	$25.00	8/24/2009 11:27:18 AM
kmavm	$25.00	$25.00	8/24/2009 2:27:23 PM
dbmurch	$25.00	$25.00	8/24/2009 5:42:19 PM
frugalinvestor20	$25.00	$25.00	8/24/2009 4:35:31 PM
simplewareinc	$50.00	$50.00	8/24/2009 7:57:51 PM
thedreamer	$25.00	$25.00	8/13/2009 4:40:47 PM
seisen	$50.00	$50.00	8/17/2009 9:32:15 AM
IPG1	$25.00	$25.00	8/18/2009 6:10:43 AM
anton	$25.00	$25.00	8/19/2009 5:12:24 AM
Kaj	$25.00	$25.00	8/19/2009 7:48:41 AM
j-lender	$25.00	$25.00	8/20/2009 4:21:48 PM
decisive-capital	$50.00	$50.00	8/20/2009 4:23:44 PM
Georgetastic	$25.00	$25.00	8/20/2009 6:47:29 PM
GMPK_TLAS	$25.00	$25.00	8/22/2009 8:27:52 AM
biobulator	$25.00	$25.00	8/22/2009 9:57:39 PM
Sateesh	$100.00	$100.00	8/23/2009 7:27:39 AM
goofy15975	$25.00	$25.00	8/24/2009 9:32:50 AM
mrzz	$25.00	$25.00	8/24/2009 10:09:34 AM
TrustinOthers	$25.00	$25.00	8/24/2009 10:23:40 AM
gilbow	$25.00	$25.00	8/24/2009 10:04:47 AM
honorable-yield	$25.00	$25.00	8/24/2009 10:04:51 AM
skro	$25.00	$25.00	8/24/2009 10:07:17 AM
Raetha	$25.00	$25.00	8/24/2009 10:11:19 AM
irrelevant	$25.00	$25.00	8/24/2009 10:11:55 AM
brmar	$25.00	$25.00	8/24/2009 10:12:18 AM
unclejaef	$25.00	$25.00	8/24/2009 10:10:52 AM
restech	$25.00	$25.00	8/24/2009 10:22:32 AM
schnatty	$25.00	$25.00	8/24/2009 10:22:44 AM
wampum-proton	$25.00	$25.00	8/24/2009 10:22:33 AM
mathprof	$25.00	$25.00	8/24/2009 10:22:53 AM
impressive-loan	$25.00	$25.00	8/24/2009 3:22:36 PM
NATIVEBORN	$25.00	$25.00	8/24/2009 12:48:17 PM
mydreamsagain	$25.00	$25.00	8/24/2009 11:02:41 PM
65 bids
Borrower Payment Dependent Notes Series 421223
This series of Notes was issued and sold upon the funding of the borrower loan #38316, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction start date:	Aug-19-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-20-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$113.19
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$111.64

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1998	Debt/Income ratio:	22%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$16,789	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	1
Screen name:	golden-platinum	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for Training Program
Purpose of loan:
This loan will be used to pay for tuition for a training program in event planning because I am looking to switch careers.

My financial situation:
I am a good candidate for this loan because after having a problem in the past, I have managed to mange my money and debts and have been paying every thing on time with no delinquencies for over a year.

Monthly net income: $ 2300

Monthly expenses: $ 1084
??Housing: $ 0
??Insurance: $0
??Car expenses: $0
??Utilities: $ 80
??Phone, cable, internet: $ 45
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 629
??Other expenses: $ 30
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is your training program? How long does it last? What is your previous career? Will you be working while you attend? Please answer publicly. - ErikB
A: It is a Wedding and Events Planning Training program. It will last approximately 4 months. My current career is in the IT field, software programming, etc. I am still keeping my full time job while I'm attending this program. (Aug-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Sam65	$25.00	$25.00	8/19/2009 4:20:48 PM
SNH	$25.00	$25.00	8/19/2009 4:21:41 PM
head	$25.00	$25.00	8/19/2009 4:21:57 PM
thedreamer	$25.00	$25.00	8/19/2009 4:22:59 PM
keeks	$25.00	$25.00	8/19/2009 4:23:56 PM
orindalender	$25.00	$25.00	8/19/2009 4:24:54 PM
wayman	$50.00	$50.00	8/19/2009 4:25:26 PM
p2p-allocator	$25.00	$25.00	8/19/2009 4:26:27 PM
Halos2002	$50.00	$50.00	8/19/2009 4:27:07 PM
unclejaef	$25.00	$25.00	8/19/2009 4:22:14 PM
Elbanko	$25.00	$25.00	8/19/2009 4:22:51 PM
the-profit-oracle	$25.00	$25.00	8/19/2009 4:30:04 PM
888168	$25.00	$25.00	8/19/2009 4:23:15 PM
GMPK_TLAS	$45.00	$45.00	8/19/2009 4:23:50 PM
theQuietLender	$25.00	$25.00	8/19/2009 4:31:28 PM
Artist_Blue	$25.00	$25.00	8/19/2009 4:22:09 PM
nodrivelpls	$25.00	$25.00	8/19/2009 4:24:42 PM
rmachi	$25.00	$25.00	8/19/2009 4:22:18 PM
bnlforever	$25.00	$25.00	8/19/2009 4:31:46 PM
yield-lion	$25.00	$25.00	8/19/2009 4:24:50 PM
GElender	$50.00	$50.00	8/19/2009 4:22:22 PM
testobsessed	$100.00	$100.00	8/19/2009 4:25:03 PM
red-sublime-return	$25.00	$25.00	8/19/2009 4:23:08 PM
decisive-capital	$50.00	$50.00	8/19/2009 4:23:12 PM
02bob	$25.00	$25.00	8/19/2009 4:23:23 PM
Papa_Mema	$50.00	$25.83	8/19/2009 4:33:12 PM
don8ter	$25.00	$25.00	8/19/2009 4:23:38 PM
Weaverville	$66.17	$66.17	8/19/2009 4:27:27 PM
TennSquire	$25.00	$25.00	8/19/2009 4:25:16 PM
scottr	$25.00	$25.00	8/19/2009 4:25:45 PM
slymoose	$25.00	$25.00	8/19/2009 4:26:19 PM
delivery	$25.00	$25.00	8/19/2009 4:28:12 PM
Frenchynh	$25.00	$25.00	8/19/2009 4:30:18 PM
sloan	$25.00	$25.00	8/19/2009 4:30:23 PM
jeg3k	$25.00	$25.00	8/19/2009 4:31:15 PM
brmar	$25.00	$25.00	8/19/2009 4:32:21 PM
wampum-proton	$25.00	$25.00	8/19/2009 4:32:54 PM
ribrosu	$50.00	$50.00	8/19/2009 4:48:42 PM
interstellar	$50.00	$50.00	8/20/2009 2:04:49 PM
best-platinum-persimmon	$25.00	$25.00	8/19/2009 4:21:25 PM
tlp43	$25.00	$25.00	8/19/2009 4:21:49 PM
cyberie21	$40.00	$40.00	8/19/2009 4:22:01 PM
mathprof	$25.00	$25.00	8/19/2009 4:22:05 PM
fizwahh	$30.00	$30.00	8/19/2009 4:23:19 PM
crazycool	$35.00	$35.00	8/19/2009 4:23:31 PM
Champpilot	$50.00	$50.00	8/19/2009 4:23:45 PM
zeelender	$25.00	$25.00	8/19/2009 4:24:07 PM
hopethisworks	$50.00	$50.00	8/19/2009 4:24:11 PM
jbarron	$25.00	$25.00	8/19/2009 4:24:46 PM
standanddeliver	$25.00	$25.00	8/19/2009 4:25:13 PM
peb44	$100.00	$100.00	8/19/2009 4:25:19 PM
MrDavid	$25.00	$25.00	8/19/2009 4:25:32 PM
lagnisiruk	$25.00	$25.00	8/19/2009 4:26:34 PM
personal-lender	$25.00	$25.00	8/19/2009 4:22:27 PM
Mantis75	$25.00	$25.00	8/19/2009 4:29:38 PM
skuba	$25.00	$25.00	8/19/2009 4:21:33 PM
rjleves	$25.00	$25.00	8/19/2009 4:30:24 PM
anton	$25.00	$25.00	8/19/2009 4:21:45 PM
Kaj	$25.00	$25.00	8/19/2009 4:30:50 PM
Aquani	$50.00	$50.00	8/19/2009 4:24:02 PM
amsocool	$25.00	$25.00	8/19/2009 4:31:36 PM
shanedog	$25.00	$25.00	8/19/2009 4:32:01 PM
Katahdin	$25.00	$25.00	8/19/2009 4:22:31 PM
incbx	$25.00	$25.00	8/19/2009 4:25:07 PM
money-shaker	$25.00	$25.00	8/19/2009 4:23:04 PM
FeedTheMachine	$150.00	$150.00	8/19/2009 4:32:16 PM
irrelevant	$25.00	$25.00	8/19/2009 4:32:34 PM
exact-justice	$25.00	$25.00	8/19/2009 4:25:40 PM
honorable-yield	$25.00	$25.00	8/19/2009 4:33:11 PM
Penny	$50.00	$50.00	8/19/2009 4:25:53 PM
figs4u2	$200.00	$200.00	8/19/2009 4:26:31 PM
tornandfrayed	$25.00	$25.00	8/19/2009 4:26:38 PM
VentureExplorer	$25.00	$25.00	8/19/2009 4:24:59 PM
PotBellyPete	$25.00	$25.00	8/19/2009 4:27:10 PM
Josta	$50.00	$50.00	8/19/2009 4:27:22 PM
WalnutCreekguy	$33.00	$33.00	8/19/2009 4:26:46 PM
topher515	$25.00	$25.00	8/19/2009 4:27:01 PM
fireboss	$100.00	$100.00	8/19/2009 4:27:12 PM
secobarbital	$25.00	$25.00	8/19/2009 4:28:01 PM
YoungSuccessLLC	$25.00	$25.00	8/19/2009 4:32:31 PM
r1g3l	$25.00	$25.00	8/19/2009 4:32:03 PM
heavy_ax	$25.00	$25.00	8/19/2009 4:32:10 PM
Moron_Buffet	$25.00	$25.00	8/19/2009 4:33:00 PM
ErikB	$25.00	$25.00	8/20/2009 11:50:06 AM
84 bids